UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2018 (April 1, 2018)

SEACOR Marine Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37966	47-2564547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7910 Main Street, 2nd Floor, Houma LA	70360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(985) 876-5400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company x

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. x

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b) Departure of Directors or Certain Officers

On April 1, 2018 (the “Separation Date”), Matthew R. Cenac departed SEACOR Marine Holdings Inc. (the “Company”) as Executive Vice President and Chief Financial Officer. Mr. Cenac entered into a Separation and Consulting Agreement with the Company on April 2, 2018 (the “Separation Agreement”) to specify the terms of his departure from the Company.

Contingent upon Mr. Cenac’s execution and delivery of a customary release of claims, the Separation Agreement provides that the Company will reimburse Mr. Cenac for the employer-portion of COBRA premiums for a period of up to 12 months following the Separation Date. In addition, Mr. Cenac’s unvested stock options to acquire 75,000 shares of the Company’s common stock will vest and become exercisable through the expiration of the full original term of those stock options, and Mr. Cenac will receive a cash payment in respect of his accrued unused vacation time through the Separation Date. Mr. Cenac will also receive $53,664 in respect of the unpaid portion of the 2016 cash annual bonus he earned while an executive at SEACOR Holdings Inc.

Under the terms of the Separation Agreement, Mr. Cenac will serve as a consultant to the Company on an as-needed basis regarding the Company’s business and operations, and the transition of his position as Executive Vice President and Chief Financial Officer, beginning on April 2, 2018 and continuing for a period of six months (unless earlier terminated in accordance with the Separation Agreement). For these services, Mr. Cenac will receive a consulting fee of $27,083.33 per month.

The foregoing description is qualified by reference to the full text of the Separation Agreement.

Item 5.02(c) Appointment of Directors or Certain Officers

Appointment of Jesús Llorca as Chief Financial Officer

In connection with Mr. Cenac’s departure, the Company’s Board of Directors (the “Board”) appointed Jesús Llorca as the Company’s Executive Vice President and Chief Financial Officer, effective April 2, 2018. Mr. Llorca will be the Company’s principal financial officer.

Mr. Llorca (age 42) has served as the Company’s Executive Vice President of Corporate Development since June 1, 2017. From May 2007 to May 2017, Mr. Llorca served as a Vice President of SEACOR Holdings Inc. Mr. Llorca does not have any family relationships with any of the Company’s directors or executive officers, and he is not a party to any transactions listed in Item 404(a) of Regulation S-K.

In connection with his appointment, the Board approved an increase in Mr. Llorca’s annual base salary to $300,000.

A copy of the Company’s press release regarding Mr. Cenac’s departure and Mr. Llorca’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit

No.	Description
99.1	Press Release of SEACOR Marine Holdings Inc. dated April 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Marine Holdings Inc.

April 2, 2018	By:	/s/ John Gellert

Name: John Gellert
Title: President and Chief Executive Officer